EXHIBIT 99.1

Harrow Health Announces Pricing of $17.5 Million Aggregate Principal Amount Offering of 8.625% Senior Notes Due 2026

NASHVILLE, Tenn., June 14, 2021 – Harrow Health, Inc. (NASDAQ: HROW) (“Harrow Health” or the “Company”), an ophthalmic-focused healthcare company, today announced the pricing of its underwritten registered public offering of $17.5 million aggregate principal amount of 8.625% senior notes due 2026 (the “Notes”). The Company has granted the underwriters a 30-day option to purchase an additional $2.5 million aggregate principal amount of Notes in connection with the offering. The Notes will be treated as a single series with the Company’s outstanding 8.625% senior notes due 2026 and will trade interchangeably with the existing notes. The Notes will be sold to investors at a price of $25.75 per Note, for aggregate gross proceeds of $18,025,000. The offering is expected to close on June 17, 2021, subject to customary closing conditions.

Harrow Health and this issuance of Notes both received a rating of “BB” from Egan-Jones Ratings Company, an independent, unaffiliated rating agency. The outstanding Notes are listed, and the new Notes to be issued are expected to be listed, on the Nasdaq Global Market under the symbol “HROWL”.

The Company expects to use the net proceeds of the offering to redeem all outstanding shares of its Series B Cumulative Preferred Stock, with the remaining net proceeds available for general corporate purposes, including funding future strategic product acquisitions and related investments, making capital expenditures and funding working capital.

B. Riley Securities, Inc. and Ladenburg Thalmann & Co. Inc. are acting as joint book-running managers for this offering.

The Notes will be offered under the Company’s shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission (“SEC”) on July 13, 2020. The offering of these Notes will be made only by means of a prospectus supplement and accompanying base prospectus, which will be filed with the SEC.

Copies of the prospectus supplement and the accompanying base prospectus may be obtained on the SEC’s website at www.sec.gov, or by contacting B. Riley Securities by phone at (703) 312-9580, or by emailing prospectuses@brileyfin.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) is an ophthalmic-focused healthcare company. The Company owns and operates ImprimisRx, one of the nation’s leading ophthalmology outsourcing and pharmaceutical compounding businesses, and Visionology, a direct-to-consumer eye care subsidiary focused on chronic eye disease. Harrow Health also holds non-controlling equity positions in Eton Pharmaceuticals, Surface Ophthalmics and Melt Pharmaceuticals, all of which started as Harrow Health subsidiaries. Harrow Health also owns royalty rights in four clinical stage drug candidates being developed by Surface Ophthalmics and Melt Pharmaceuticals. For more information about Harrow Health, please visit the Investors section of our corporate website, harrowinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Such forward looking statements include, but are not limited to, statements regarding the terms and conditions and timing of the senior notes offering and the intended use of proceeds. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ include (without limitation) the possibility that the notes offering will not be consummated at the expected time, on the expected terms, or at all. Additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the three months ended March 31, 2021. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward- looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Jamie Webb, Director of Communications and Investor Relations

jwebb@harrowinc.com

615-733-4737

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